UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

VSB Bancorp, Inc.
(Exact Name of Registrant as specified in its charter)

New York	0-50237	11-3680128
(State or other jurisdiction	Commission File	IRS Employer Identification
of incorporation)	Number	No.

4142 Hylan Boulevard, Staten Island, New York 10308
Address of principal (Zip/Postal Code) executive offices

Registrant’s telephone number: 718-979-1100

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07	Submission of Matters to a Vote of Security Holders

SIGNATURES

ITEM 5.07	Submission of Matters to a Vote of Security Holders

VSB Bancorp, Inc. (“Company”) held its Annual Meeting of Stockholders on April 27, 2010. The following is a summary of the matters voted on at the meeting:

1.	The three nominees for director, who were elected to serve three-year terms ending in 2013, are as follows:

Director Elected	Votes For	Votes Withheld	Broker Non-Votes

Joan Nerlino Caddell	1,053,674	104,390	396,301
Joseph J. LiBassi	1,053,674	104,390	396,301
Robert P. Moore	1,053,674	104,390	396,301

No other persons received any votes.

2.	The approval of the 2010 Retention and Recognition Plan and the grant of stock of 4,000 shares of common stock under that plan to each of the eight directors who has five years of service:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
826,957	198,119	132,988	396,301

3.	The approval of the 2010 Incentive Stock Option Plan:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
1,032,154	113,803	12,107	396,301

4.	The ratification of the appointment of Crowe Horwath LLP as our independent registered public accountants:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
1,537,160	3,705	13,500	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2010

VSB Bancorp, Inc.

	By:	/s/ Jonathan B. Lipschitz
Jonathan B. Lipschitz
Vice President, Controller and
Principal Accounting Officer